Exhibit 23.4




            [LETTERHEAD OF AIRCRAFT INFORMATION SERVICES, INC.]





                                                            August 11, 2000



American Trans Air, Inc.
7337 West Washington Street
Indianapolis, IN 46251



         Re:  American Trans Air, Inc.
              Pass Through Trust Certificates,
              Series 2000-1

Ladies and Gentlemen:

     We consent to the reference to our name in the text under the headings "Description of the Aircraft and the Appraisals", "Experts", "Appendix I - Glossary" and "Appendix II - Appraisal Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission relating to the above-captioned offering and to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.

                                           Sincerely,

                                           /s/ John D. McNicol

                                           John D. McNicol
                                           Vice President
                                           Appraisals & Forecasts